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                                                                  Exhibit 99.6



                                  May 22, 2007


To Each of the Persons Listed
on Schedule A Attached Hereto


      Re:   FPL Recovery Funding LLC Senior Secured Bonds, Series
            A--Impairment and Takings under the Federal Constitution

Ladies and Gentlemen:

      We have acted as special counsel to Florida Power & Light Company, a Florida corporation ("FPL"), and FPL Recovery Funding, LLC, a Delaware limited liability company (the "Issuer"), in connection with:

            (i) FPL's sale to the Issuer of FPL's rights and interests in and to the Storm-Recovery Property as defined in and created under the order issued on May 30 as amended on rehearing by order issued on July 21, 2006 (the "Financing Order"), in Docket No. 060038-EI, of the Florida Public Service Commission (the "Commission"), including the right to impose and collect Storm-Recovery Charges (as defined in the Financing Order), pursuant to a sale agreement dated as of May 22, 2007; and

            (ii) the concurrent issuance of debt securities (the "Bonds") by the Issuer, pursuant to the Indenture, dated as of May 22, 2007 (the "Indenture"), between the Issuer and The Bank of New York, as trustee (in such capacity, the "Indenture Trustee"). Under the Indenture, the Indenture Trustee holds, among other things, certain rights as described below as collateral security for the payment of the Bonds.

      The Rights consist of "storm-recovery property" (the "Rights") as defined in Section 366.8260 of the Florida Statutes (the "Act"). The Rights were created in favor of FPL, pursuant to the Financing Order issued by the Commission, and the Rights were assigned to the Issuer pursuant to the Storm-Recovery Property Sale Agreement dated as of May 22, 2007 (the "Sale Agreement") between
FPL and the Issuer in consideration for the payment by the Issuer to FPL of the proceeds of the sale of the Bonds, net of issuance costs. The Rights include the right to impose and receive certain "nonbypassable" storm-recovery charges as described in the Financing Order (the "Charges"). The Charges may be periodically adjusted, in the manner authorized in the Financing Order, in order to enhance the probability that the revenues received by the Issuer from the Charges are sufficient to (i) amortize the Bonds pursuant to the amortization schedule to be followed in accordance with the provisions of the Bonds and the

      SIDLEY AUSTIN LLP IS A LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN PARTNERSHIPS

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Indenture, (ii) pay interest thereon and related fees and expenses and (iii)
maintain the required capital reserve for the payment of the Bonds.

      Section 366.8260(11) of the Act,(1) contains the following undertaking (clause (b) of which we refer to as the "State Pledge") from the State of Florida (the "State") :

            "(a) For purposes of this subsection, the term "bondholder" means a person who holds a storm-recovery bond,

            (b) The state pledges to and agrees with bondholders, the owners of the storm-recovery property, and other financing parties that the state will not:

            1. Alter the provisions of this section which make the storm-recovery charges imposed by a financing order irrevocable, binding, and nonbypassable charges;

            2. Take or permit any action that impairs or would impair the value of storm-recovery property; or

            3. Except as allowed under this section, reduce, alter, or impair storm-recovery charges that are to be imposed, collected and remitted for the benefit of the bondholders and other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related storm-recovery bonds have been paid and performed in full.

            Nothing in this paragraph shall preclude limitation or alteration if full compensation is made by law for the full protection of the storm-recovery charges collected pursuant to a financing order and of the holders of storm-recovery bonds and any assignee or financing party entering into a contract with the electric utility.

            (c) Any person or entity that issues storm-recovery bonds may include the pledge specified in paragraph (b) in the bonds and related documentation."

      All capitalized terms used herein and not otherwise defined shall have the meaning specified in the Indenture unless the context clearly indicates otherwise.

Questions Presented

      You have requested our opinion as to:

----------
(1) We refer you to the opinion of Squire, Sanders & Dempsey L.L.P., delivered this day, as to the validity and constitutionality of the Act, and the validity and irrevocability of the Financing Order.


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            (a) whether the State Pledge creates a contractual relationship between the State and the holders of the Bonds (the "Bondholders");

            (b) whether the Bondholders could challenge successfully under the "contract clause" of the United States Constitution (Article I, Section 10; and herein the "Federal Contract Clause") the constitutionality of any legislation passed by the Florida legislature or voted by the people of Florida as a constitutional amendment(2) or any action of the Commission exercising legislative powers ("Legislative Action") that alters, impairs or reduces the value of the Storm-Recovery Property so as to impair (i) the terms of the Indenture or the Bonds or the Charges or (ii) the rights and remedies of the Bondholders (or the Indenture Trustee acting on their behalf) (any impairment described in clause (i) or (ii) being referred to herein as an "Impairment") prior to the time that the Bonds have been paid in full or full compensation made by law for the full protection of the Bondholders;

            (c) whether preliminary injunctive relief would be available under federal law to delay implementation of legislation that limits, alters, impairs or reduces the value of the Rights so as to cause an Impairment pending final adjudication of a claim challenging such Legislative Action under the Federal Contract Clause and, assuming a favorable final adjudication of such claim, whether relief would be available to prevent permanently the implementation of the challenged Legislative Action; and

            (d) whether, under the Fifth Amendment to the United States Constitution, made applicable to the State by the Fourteenth Amendment to the United States Constitution, which provides in part, "nor shall private property be taken for public use, without just compensation" (the "Federal Takings Clause"), the State could repeal or amend the Act or take any other action in contravention of the State Pledge without paying just compensation to the Bondholders, as determined by a court of competent jurisdiction, if doing so would (a) constitute a permanent appropriation of a substantial property interest of the Bondholders in the Storm-Recovery Property or deny all economically productive use of the Storm-Recovery Property; (b) destroy the Storm-Recovery Property other than in response to emergency conditions; or (c) substantially reduce, alter or impair the value of the Storm-Recovery Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investments in the Bonds (a "Taking").

      Based upon our review of relevant judicial authority, as set forth in this letter, but subject to the qualifications, limitations and assumptions (including the assumption that any Impairment

----------
(2) Propositions adopted by popular vote get no special deference under the Federal Contract Clause. Cont'l. Ill. Nat'l Bank v. Washington, 696 F.2d 692 (9th Cir. 1983), appeal dismissed, 103 S. Ct., 1762 (1983), rehearing denied, 461 U.S. 950 (1983). References herein to legislation or legislative action include possible amendments voted by the people under
      Article XI of the Florida constitution.

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would be "substantial") set forth in this letter, it is our opinion that a reviewing court of competent jurisdiction, in a properly prepared and presented case:

            (i) would conclude that the State Pledge constitutes a contractual relationship between the Bondholders and the State;

            (ii) would conclude that, absent a demonstration by the State that an Impairment is necessary to further a significant and legitimate public purpose, the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Federal Contract Clause the constitutionality of any Legislative Action, in any case determined by such court to alter, impair or reduce the value of the Rights or the Charges so as to cause an Impairment prior to the time that the Bonds are fully paid and discharged or full compensation is made by law for the full protection of the Charges and the Bondholders;

            (iii) should conclude that permanent injunctive relief is available under federal law to prevent implementation of Legislative Action hereafter adopted determined by such court to limit, alter, impair or reduce the value of the Rights or the Charges so as to cause an Impairment in violation of the Federal Contract Clause; and although sound and substantial arguments support the granting of preliminary injunctive relief, the decision to do so will be in the discretion of the court requested to take such action, which will be exercised on the basis of the considerations discussed in subpart B of Part II below; and

            (iv) would conclude that the State would be required to pay just compensation to Bondholders if the State's repeal or amendment of the Act or taking of any other action in contravention of the State Pledge (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the Storm-Recovery Property or the Charges or denied all economically productive use of the Storm-Recovery Property; (b) destroyed the Storm-Recovery Property or the Charges other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the Storm-Recovery Property or the Charges so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investments in the Bonds.

      Our opinion in the immediately preceding paragraph (i) is based upon our evaluation of existing judicial decisions and arguments related to the factual circumstances likely to exist at the time of a Federal Contract Clause challenge to a Legislative Action; such precedents and such circumstances could change materially from those discussed below in this letter. Accordingly, such opinion is intended to express our belief as to the result that should be obtainable through the proper application of existing judicial decisions in a properly prepared and presented case.

      We also note, with respect to such opinion, that existing case law indicates that the State would have to establish that any Impairment is necessary and reasonably tailored to address a significant public purpose, such(3) as remedying or providing relief for a broad, widespread

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economic or social problem. The cases also indicate that the State's justification would be subjected to a higher degree of scrutiny, and that the State would bear a more substantial burden, if the Legislative Action impairs a contract to which the State is a party (which we believe to be the case here), as contrasted to a contract solely between private parties.

      It is also our opinion that the Act is constitutional in all material respects under the United States Constitution.

Discussion

      I.    Protection of State Pledge Under the Federal Contract Clause

            Section 366.8260(11) of the Act provides:

            The state pledges to and agrees with bondholders, the owners of storm-recovery property, and the other financing parties that the state will not alter the provisions of this section which make the storm-recovery charges imposed by a financing order irrevocable, binding, and nonbypassable charges; take or permit any action that impairs or would impair the value of storm-recovery property; or, except as allowed by Section 366.8260, reduce, alter, or impair the storm-recovery charges to be imposed, collected, and remitted for the benefit of the bondholders and financing parties, until any and all principal, interest, premium, financing costs and other fees, expenses or charges incurred, and any contracts to be performed in connection with the related storm-recovery bonds have been paid and performed in full.

As authorized by the foregoing statutory provision and the Order, the language of the State Pledge has been included in the Indenture and in the Bonds. Based on our analysis of relevant judicial authority, as set forth below, it is our opinion, subject to all of the qualifications, limitations and assumptions (including the assumption that any Impairment would be "substantial") set forth in this letter, that, absent a demonstration by the State that an Impairment is necessary to further a significant and legitimate public purpose, a reviewing court would conclude that the State Pledge provides a basis upon which the Bondholders (or the Indenture Trustee acting on their behalf) could challenge successfully, under the Federal Contract Clause, the constitutionality of any Legislative Action determined by such court to reduce, alter, or impair the value of the Rights or the Charges so as to cause an Impairment prior to the time that the Bonds are fully paid and discharged or full compensation is made by law for the full protection of the Charges.

      Article I, Section 10 of the United States Constitution prohibits any state from impairing the "obligation of contracts," whether among private parties or among such state and private

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parties.(3) The general purpose of the Federal Contract Clause is "to encourage trade and credit by promoting confidence in the stability of contractual obligations."(4) The law is well-settled that, under the Fourteenth Amendment to the United States Constitution, "the [Federal] Contract Clause limits the power of the States to modify their own contracts as well as to regulate those between private parties."(5) Although the Federal Contract Clause appears literally to proscribe any impairment, the United States Supreme Court has made it clear that the proscription is not absolute: "Although the language of the [Federal] Contract Clause is facially absolute, its prohibition must be accommodated to the inherent police power of the State `to safeguard the vital interests of its people.'"(6)

      In recent cases, the United States Supreme Court has applied a three-part analysis to determine whether a particular legislative action violates the Federal Contract Clause:(7)

            (1) whether the legislative action operates as a substantial impairment of a contractual relationship;

            (2) assuming such an impairment, whether the legislative action is justified by a significant and legitimate public purpose; and

            (3) whether the adjustment of the rights and responsibilities of the contracting parties is reasonable and appropriate given the public purpose behind the legislative action.

      The first inquiry contains three components:(8)

            (a)   does a contractual relationship exist;

            (b)   does the change in law impair that contractual relationship;
                  and

----------
(3) Article I, Section 10, provides, in relevant part, "No State shall . . . pass any bill of attainder, ex post facto law, or law impairing the obligation of contracts, . . . ." U.S. Const. art. I, ? 10. Please see opinion of Squire, Sanders & Dempsey, L.L.P., of even date herewith, with respect to the Contract Clause in the Florida Constitution.

(4)   See United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 15
      (1977) ("U.S. Trust").

(5)   Id. at 17.

(6)   Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 410
      (1983) ("Energy Reserves") (quoting Home Bldg. & Loan Ass'n v. Blaisdell, 290 U.S. 398, 434 (1934) ("Blaisdell")).

(7) Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 411-12 (1983). See also Toledo Area AFL-CIO Council v. Pizza, 154 F.3d 307, 323 (6th Cir. 1998) (stating the three-part analysis).

(8)   General Motors Corp. v. Romein, 503 U.S. 181, 186 (1992).

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            (c)   is the impairment substantial?

      In addition, to succeed with a claim under the Federal Contract Clause, a party must show that the contractual relationship is not an invalid attempt to restrict or limit a state's "reserved powers."(9)

      The following three subparts address: (i) whether a contract exists between the State and the holders of the Bonds; (ii) if so, whether such contract violates the "reserved powers" doctrine, which would render such contract unenforceable; and (iii) the State's burden in justifying an Impairment. The determination of whether particular Legislative Action constitutes a substantial impairment of a particular contract is a fact-specific analysis, and nothing in this letter expresses any opinion as to how a court would resolve the issue of "substantial impairment" with respect to the Order, the Rights or the Bonds vis-a-vis a particular Legislative Action. Therefore, we have assumed for purposes of this letter that any Impairment resulting from the legislative action being challenged under the Federal Contract Clause would be substantial.(10) We have also assumed, for purposes of our analysis of the Federal Contract Clause that the legislative action being challenged does not also provide for "full compensation" and for the "full protection" of the Charges and of the Bondholders within the meaning of the State Pledge. In the final subpart of this Part I, we address what relief would likely be granted if a Federal Contract Clause challenge were successfully asserted.

                  A.    Existence of a Contractual Relationship

      The courts have recognized the general presumption that, absent some clear indication that a legislature intends to bind itself contractually, "a law is not intended to create private contractual or vested rights but merely declares a policy to be pursued until the legislature shall ordain otherwise."(11) This presumption is based on the fact that the legislature's principal function is not to make contracts, but to make laws that enact and advance legislative policies. Thus, a person asserting the creation of a contract with the State must overcome this presumption.

      This general presumption can be overcome where the language of the statute indicates an intention to create contractual rights. In determining whether a contract has been created by

----------
(9)   See discussion under subpart B of this Part I.

(10) We note, however, that in U.S. Trust the United States Supreme Court found a substantial impairment where the States of New York and New Jersey repealed outright an "important security provision" securing repayment of bonds without any form of compensation to the bondholders, even in the absence of a finding of the extent of financial loss suffered by the bondholders as a result of the repeal. 431 U.S. 1, 19 (1977). See also Home Bldg. & Loan Ass'n v. Blaisdell, 290 U.S. 398, 429-35 (1934).

(11) National R.R. Passenger Corp. v. Atchison, Topeka & Santa Fe Ry. Co., 470 U.S. 451, 466 (1985) ("Nat'l R.R.") (quoting Dodge v. Board of Educ., 302 U.S. 74, 79 (1937) ("Dodge")).

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statute, "it is of first importance to examine the language of the statute."(12)
The courts have ruled that a statute creates a contractual relationship between a state and private parties if the statutory language contains sufficient words of contractual undertaking.(13) The United States Supreme Court has stated that a contract is created "when the language and circumstances evince a legislative intent to create private rights of a contractual nature enforceable against the State."(14)

      In U.S. Trust, the United States Supreme Court affirmed the trial court's finding, which was not contested on appeal, that a statutory covenant of two states for the benefit of the holders of certain bonds gave rise to a contractual obligation between such states and the bondholders.(15) The covenant at issue limited the ability of the Port Authority of New York and New Jersey to subsidize rail passenger transportation from revenues and reserves pledged as security for such bonds. In finding the existence of a contract between such states and bondholders, the Court stated "[t]he intent to make a contract is clear from the statutory language: `The 2 States covenant and agree with each other and with the holders of any affected bonds. . . .'"(16) Later, in Nat'l
R.R., the Court discussed the U.S. Trust covenant and noted: "[r]esort need not be had to a dictionary or case law to recognize the language of contract" in such covenant.(17)

      Similarly, in Brand, the United States Supreme Court determined that the Indiana Teachers' Tenure Act created a contract between the state and specified teachers because the statutory language demonstrated a clear legislative intent to contract. The Court based its decision, in part, on the legislature's use of the word "contract" throughout the statute to describe the legal relationship between the state and such teachers.(18)

----------
(12)  Dodge v. Board of Educ., 302 U.S. 74, 78 (1937).

(13) See Indiana ex rel. Anderson v. Brand, 303 U.S. 95, 104-05 (1938) ("Brand") (noting "the cardinal inquiry is as to the terms of the statute supposed to create such a contract"); United States Trust Co. of New York
      v. New Jersey, 431 U.S. 1, 18 (1977).

(14)  United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 18 n.14
      (1977).

(15)  Id. at 18.

(16) Id. at 17. Although the issue of whether a contract existed between such states and the bondholders was never disputed on appeal, the Court reviewed the language of the covenant and the circumstances surrounding the covenant, and stated, "[w]e therefore have no doubt that the 1962 covenant has been properly characterized as a contractual obligation of the two States." Id. at 18.

(17) See National R.R. Passenger Corp. v. Atchison, Topeka & Santa Fe Ry. Co., 470 U.S. 451, 470 (1985).

(18) Indiana ex rel. Anderson v. Brand, 303 U.S. 95, 105 (1938). However, the mere use of the word "contract" in a statute will not necessarily evince the requisite legislative intent. As the Court cautioned in Nat'l R.R., the use of the word "contract" alone would not signify the existence of a contract with the government. National R.R. Passenger Corp. v. Atchison, Topeka & Santa Fe Ry. Co., 470 U.S. 451, 470 (1985). In Nat'l R.R., the Court found that use of the word "contract" in the Rail Passenger Service Act defined only the relationship between the newly-created nongovernmental corporation (Amtrak) and the railroads, not the relationship between the


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      Like the language of the covenant considered in U.S. Trust, the language of the State Pledge plainly manifests the Legislature's intent to bind the State.(19) Indeed, the biggest difference between such language and the U.S. Trust statute is the use of the verb "pledge," rather than "covenant," but that difference is not, in our view, material. The definition of the Legislature's term - "pledge" -- is "to bind by a promise."(20) Accordingly, this slight variation between the State Pledge and the language contained in the U.S. Trust statute appears inconsequential and not to provide a basis for distinguishing the wording of the two statutes. The Act provides that the State "pledges to and agrees with bondholders". Unlike the statute construed in Nat'l R.R., the State Pledge expressly includes the words "pledges" and "agrees with bondholders" and authorizes the State Pledge to be included in the storm-recovery bonds and related documentation. The language unambiguously indicates the State's intent to be bound to the holders of the Bonds and supports the conclusion that the State Pledge constitutes a contractual relationship between the State and the Bondholders.

      In summary, the language of the State Pledge supports the conclusion that it constitutes a contractual relationship between the State and the Bondholders. We are not aware of any circumstances surrounding the Act suggesting that the Legislature did not intend to bind the State contractually by the State Pledge.

                  B.    Reserved Powers Doctrine

      The "reserved powers" doctrine limits the State's ability to bind itself contractually in a manner which surrenders an essential attribute of its sovereignty.(21) Under this doctrine, if a contract limits a state's "reserved powers" -- powers that cannot be contracted away -- such contract is void.(22) Although the scope of these "reserved powers" has not been precisely defined by the courts, case law has established that a state cannot contract away its police powers(23) or its

----------

      United States and the railroads. The Court determined that "[l]egislation outlining the terms on which private parties may execute contracts does not on its own constitute a statutory contract." Id. at 467.

(19) It could be contended that the factual situation in the U.S. Trust case is distinguishable from the factual situation surrounding the issuance of the Bonds. In U.S. Trust, the bonds were issued by the Port Authority -- a governmental agency -- while the Bonds are being issued by a private entity. However, storm-recovery property can only be created pursuant to a financing order issued by the Commission -- a governmental agency -- pursuant to the Act. The Commission's authority to issue such an order rests with the State and therefore the issuance of the Bonds is State-sanctioned in a manner closely analogous to the situation in U.S. Trust.

(20)  WEBSTER'S NEW WORLD DICTIONARY 573 (2d ed. 1982).

(21)  United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 23 (1977).

(22)  Id. See generally United States v. Winstar Corp., 518 U.S. 839, 888-90
      (1996) ("Winstar").

(23)  Stone v. Mississippi, 101 U.S. 814, 817 (1880).


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power of eminent domain.(24) In contrast, the United States Supreme Court has stated that a state's "power to enter into effective financial contracts cannot be questioned."(25)

         Under existing case law, the State Pledge does not, in our view, limit any "reserved powers" of the State. The State Pledge does not purport to contract away, or constitute a waiver of, the State's power of eminent domain or otherwise restrict the State's ability to legislate for the public welfare or to exercise its police powers. Through "financing orders" (such as the Financing Order), the State will authorize electric utilities to issue "storm-recovery bonds" (such as the Bonds) and pledges not to take or permit any action that impair or would impair the value of the "storm-recovery property" (such as the Rights) securing such instruments. In other words, the State Pledge constitutes an agreement made by the State not to impair the financial security for storm-recovery bonds in order to foster the capital markets' acceptance of such bonds, which are expressly authorized and will be issued to facilitate storm-recovery in the State. The State Pledge is clearly an inducement offered by the State to investors to purchase the Bonds. As such, we believe that the State Pledge is akin to the type of "financial contract" involved in U.S. Trust, a promise that revenues and reserves securing the bonds at issue there would not be depleted beyond a certain level.(26)

                  C.    State's Burden to Justify an Impairment

         Any substantial impairment by a state of contractual rights which cannot be upheld under the "reserved powers" doctrine must be justified as a legitimate exercise of the state's police powers in order to be successfully defended against a challenge pursuant to the Federal Contract Clause.(27) In Blaisdell(28), referred to by the United States Supreme Court in U.S. Trust as "the leading case in the modern era of [Federal] Contract Clause interpretation,"(29) the Court found that the economic exigencies of the time (the Depression) justified a Minnesota law which (i) authorized county courts to extend the period of redemption from foreclosure sales on mortgages previously made "for such additional time as the court may deem to be just and equitable," subject to certain limitations, and (ii) limited actions for deficiency judgments.(30) The Court

----------

(24)  West River Bridge Co. v. Dix, 47 U.S. 507, 525-26 (1848).

(25)  United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 24 (1977).

(26)  Id. at 25.

(27) Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 411-12 (1983).

(28)  Home Bldg. & Loan Ass'n v. Blaisdell, 290 U.S. 398 (1934).

(29)  United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 15 (1977).

(30) The mortgagor was required to continue to pay the reasonable income or rental value of the property, as determined by the court, toward payment of taxes, insurance, interest and principal. The law stated that it was to remain in effect only during the current emergency and no later than May 1, 1935; no redemption period


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stated that the "reserved powers" doctrine could not be construed to "permit the state to adopt as its policy the repudiation of debts or the destruction of contracts or the denial of means to enforce them."(31) On the other hand, the Court also indicated that the Federal Contract Clause could not be construed(32)

                  to prevent limited and temporary interpositions with respect to the enforcement [of contracts] if made necessary by a great public calamity such as fire, flood, or earthquake. The reservation of state power appropriate to such extraordinary conditions may be deemed to be as much a part of all contracts as is the reservation of state power to protect the public interest in other situations to which we have referred. And, if state power exists to give temporary relief from the enforcement of contracts in the presence of disasters due to physical causes such as fire, flood, or earthquake, that power cannot be said to be non-existent when the urgent public need demanding such relief is produced by other and economic causes.

      In upholding the Minnesota law, the Court relied on the following: (1) an economic emergency existed which threatened the loss of homes and lands which furnish those persons in possession with necessary shelter and means of subsistence; (2) the law was not enacted for the benefit of particular individuals but for the protection of a basic interest of society; (3) the relief provided by the law was appropriate to the emergency, and could only be granted upon reasonable conditions; (4) the conditions on which the period of redemption was extended by the law did not appear to be unreasonable; and (5) the law was temporary in operation and limited to the emergency on which it was based.(33) In 1983, the United States Supreme Court stated in its Energy Reserves opinion that "a significant and legitimate public purpose" is required to justify a substantial impairment of contract.(34) Similarly, the Court had earlier stated that, to be justifiable, an impairment must deal with "a broad, generalized economic or social problem."(35)

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could be extended beyond the expiration of the law. Home Bldg. & Loan Ass'n v.
Blaisdell, 290 U.S. at 415-18.

(31)  Id. at 439.

(32)  Id. at 439-40.

(33) Id. at 444-47. Contemporaneous cases in which the United States Supreme Court struck down laws passed in response to an economic emergency reinforce the notion that, to be justified, the impairment must be a reasonable and specific response to the conditions. See Treigle v. Acme Homestead Ass'n, 297 U.S. 189 (1936); W.B. Worthen Co. v. Kavanaugh, 295 U.S. 56 (1935) ("Worthen"); W.B. Worthen Co. v. Thomas, 292 U.S. 426
      (1934).

(34)  Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 411
      (1983).

(35) Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 250 (1978) ("Spannaus").


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      The deference to be given by a court to a legislature's determination of the need for a particular impairment depends on whether the contract is purely private or the state is a contracting party. In a 1987 decision evaluating a state statute under the Federal Contract Clause, the United States Supreme Court noted that it has repeatedly held that, unless a state is a contracting party (which we believe to be the case here), courts should defer to legislative judgment as to the necessity and reasonableness of a particular action.(36) Both the Energy Reserves and Spannaus opinions noted, however, that when a state is a contracting party the "stricter standard" of justification set forth in the U.S. Trust opinion is applicable.(37) The Energy Reserves Court also noted that "[i]n almost every case, the Court has held a governmental unit to its contractual obligations when it enters financial or other markets."(38)

----------

(36) Keystone Bituminous Coal Ass'n v. DeBenedictis, 480 U.S. 470 (1987) ("DeBenedictis"). The decision involved a 1966 Pennsylvania law that authorized a state agency to revoke a coal mine operator's mining permit if removal of the coal caused damage to a structure or area protected by the law and the operator had not within six months taken certain remedial action. Several mine operators claimed that the law impaired their rights to enforce contractual waivers by the owners of the affected surface rights of any claims for liability due to surface damage. While agreeing that the 1966 law operated as a substantial impairment of the operators' contracts, the Court held that the state had a strong public interest in preventing the damage caused by underground mining, "the environmental effect of which transcends any private agreement between contracting parties." 480 U.S. at 505. Since 1966, the operators had conducted mining operations under approximately 14,000 structures protected by the law. The Court noted the "devastating effects" of subsidence caused by underground mining, including substantial damage to foundations, walls and other structural members, and the integrity of houses and buildings; sinkholes which made land difficult or impossible to develop or farm; and loss of groundwater and surface ponds. Id. at 474-75. The Court concluded that the law "plainly survives scrutiny under our standards for evaluating impairments of private contracts." Id. at 505-06.

(37) Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 412-13 n.14 (1983); Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 244 n.15 (1978). See also United States v. Winstar Corp., 518 U.S. 839, 876 (1996) (noting "heightened Contract Clause scrutiny when States abrogate their own contractual obligations").

(38)  Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 412
      n.14 (1983) (citing United States Trust Co. of New York v. New Jersey, 431 U.S. 1 (1977); W.B. Worthen Co. v. Kavanaugh, 295 U.S. 56 (1935); and
      Murray v. Charleston, 96 U.S. 432 (1878) ("Murray")). In Worthen, the United States Supreme Court reversed a decision of the Arkansas Supreme Court upholding the validity of legislative enactments which, in the words of the former, take "from the mortgage [securing bonds issued by municipal improvement districts pursuant to state law] the quality of an acceptable investment for a rational investor" by making it much more difficult and time consuming to foreclose upon the collateral posted as security for the mortgage. 295 U.S. at 60. Such enactments were accompanied by a legislative "declaration of an emergency, which was stated to endanger the peace, health, and safety of a multitude of citizens." Id. at 59. In Murray, the United States Supreme Court reversed a judgment of the Supreme Court of South Carolina upholding an ordinance of the City of Charleston which permitted the City to withhold, as a tax, a portion of the interest that was otherwise payable with respect to bonds issued by the City. This "tax" was held to violate the Federal Contract Clause: "no municipality of a State can, by its own ordinances, under the guise of taxation, relieve itself from performing to the letter all that it has expressly promised to its creditors." 96 U.S. at 448. The principal exception, if it is an exception, is Faitoute v. Asbury Park, 316 U.S. 502, 511 (1942), discussed further below ("Impairment of an obligation means refusal to pay an honest debt, it does not mean contriving ways and means for paying it.").


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      In U.S. Trust, the United States Supreme Court stated that an impairment of a contract with a state "may be constitutional if it is reasonable and necessary to serve an important public purpose."(39) The Court further stated, however, that "complete deference to a legislative assessment of reasonableness and necessity is not appropriate."(40) The "public purposes" advanced as justifications for the contractual impairment were the promotion of mass transportation, energy conservation and environmental protection, and encouragement of the use of public transportation rather than private automobiles.(41) The Court rejected those justifications because repeal of the covenant was "neither necessary to achievement of the plan nor reasonable in light of the circumstances."(42) The Court stated that a modification less drastic than total repeal would have permitted the states to achieve their plan to improve commuter rail service, and, in fact, the states could have achieved that goal without modifying the covenant at all.(43) For example, the states "could discourage automobile use through taxes on gasoline or parking . . . and use the revenues to subsidize mass transit projects."(44)

      The U.S. Trust Court contrasted the legislation under consideration with the statute challenged in El Paso v. Simmons,(45) which limited to five years the reinstatement rights of defaulting purchasers of land from the state. For many years prior to the enactment of this statute, defaulting purchasers had been allowed to reinstate their claims upon written request and payment of delinquent interest, unless the rights of third parties had intervened. In the judgment of the U.S. Trust Court, this older (19th century) statute "had effects that were unforeseen and unintended by the legislature when originally adopted," i.e., "speculators were placed in a position to obtain windfall benefits," and therefore adoption of a statute of limitations was reasonable to restrict parties to gains reasonably expected from the contract when the original statute was adopted.(46) In contrast, the U.S. Trust Court stated that the need for mass transportation was not a new development and the likelihood that publicly owned commuter railroads would produce substantial deficits was well known when the covenant was adopted.(47)

----------
(39)  United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 25 (1977).

(40)  Id. at 26.

(41) Id. at 28-29. The Court noted that when the bills to repeal the covenant were pending "a national energy crisis was developing." Id. at 13-14.

(42)  Id. at 29.

(43)  Id. at 30.

(44)  Id. at 30 n.29.

(45)  El Paso v. Simmons, 379 U.S. 497 (1965).

(46)  United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 31 (1977).

(47)  Id. at 31-32.


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Although, the Court noted, public perception of the importance of mass transit undoubtedly grew between 1962, when the covenant was adopted, and 1974, when it was repealed, "these concerns were not unknown in 1962, and the subsequent changes were of degree and not of kind. . . . [and did not cause] the covenant to have a substantially different impact in 1974 than when it was adopted in 1962."(48)

      The U.S. Trust Court also distinguished its earlier decision in Faitoute Iron & Steel Co. v. City of Asbury Park,(49) which, according to the Court, was the "only time in this century that alteration of a municipal bond contract has been sustained."(50) Faitoute involved a state municipal reorganization act under which bankrupt local governments could be placed in receivership by a state agency. Pursuant to that act, the holders of certain municipal revenue bonds received new securities bearing lower interest rates and later maturities. According to the Court in U.S. Trust, the earlier decision rejected the dissenting bondholders' Federal Contract Clause claims on the theory that the "old bonds represented only theoretical rights; as a practical matter the city could not raise its taxes enough to pay off its creditors under the old contract terms," and thus the plan "enabled the city to meet its financial obligations more effectively."(51) The U.S. Trust Court further quoted Faitoute to the effect that the obligation in that case was "discharged, not impaired" by the plan.(52)

      The Court's opinion in Winstar, even though not a Federal Contract Clause case, is consistent with U.S. Trust in imposing a more rigorous standard of justification where the government is a contracting party. One issue in Winstar was whether the contract claim was barred by the "sovereign acts" doctrine, i.e., the government's "public and general" acts cannot amount to a breach of contract. Although the legislation alleged to constitute a contractual breach had as its purposes "preventing the collapse of the [thrift] industry, attacking the root causes of the crisis, and restoring public confidence",(53) the Court held a "sovereign acts" defense was unavailable: "[w]hile our limited enquiry into the background and evolution of the thrift crisis leaves us with the understanding that Congress acted to protect the public in the FIRREA legislation, the extent to which this reform relieved the Government of its own contractual

----------
(48)  Id. at 32.

(49) Faitoute Iron & Steel Co. v. City of Asbury Park, 316 U.S. 502 (1942) ("Faitoute").

(50)  United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 27 (1977).

(51)  Id. at 28.

(52)  Id. (quoting 316 U.S. at 511).

(53)  United States v. Winstar Corp., 518 U.S. 839, 856 (1996).


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obligations precludes a finding that the statute is a `public and general' act for purposes of the sovereign acts defense."(54)

      We note that existing case law indicates that the State would have to establish that any Impairment is necessary and reasonably tailored to address a significant public purpose, such as remedying or providing relief for a broad, widespread economic or social problem. The cases also indicate that the State's justification of an Impairment would be subjected to a higher degree of security, and that the State would bear a more substantial burden, if the Legislature's actions impair a contract to which the State is a party (the case here), as contrasted to a contract solely between private parties.

      Thus, the relevant case law demonstrates that a state bears a substantial burden when attempting to justify an impairment of a contract to which it is a party. A mere recitation that the impairment is in the public interest is insufficient. Instead, a specific and significant state interest must be established, and the impairment must be necessary to further that interest. Furthermore, "a state is not free to impose a drastic impairment when an evident and more moderate course would serve its purposes equally well."(55)

      II.   Relief Granted in a Federal Contract Clause Challenge

            A.    Permanent Injunctive Relief

      In a Federal Contract Clause challenge to a Legislative Action alleged to cause an Impairment, the remedies which the plaintiff would be expected to seek are (i) a declaration of the invalidity of such Legislative Action and (ii) an order permanently enjoining State officials from enforcing the provisions of such law; a claim for money damages against the State would appear less likely. Whether such a declaration of invalidity could be obtained will depend on application of the principles discussed in Part I, as well as a demonstration that such law effected a substantial impairment. If such a declaration were obtained, the plaintiff would then have to meet several requirements in order to obtain a permanent injunction. Florida law would govern the requirements for issuance of a permanent injunction if the case were brought in State court,(56) while federal law would govern those requirements if the case were brought in federal court.(57) The following discussion relates to federal law only.

----------
(54)  Id. at 903.

(55)  United States Trust Co. of New York v. New Jersey, 431 U.S. 1, 31 (1977).

(56) Please see the Squire, Sanders & Dempsey LLP opinion, of even date herewith, for an analysis of Florida law and permanent injunctive relief.

(57) However, if the case is brought to federal court via diversity jurisdiction, it is possible that the federal court would use state law in deciding whether or not to issue an injunction.


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      Federal case law applies the following test in determining whether to grant permanent injunctive relief: (i) success on the merits of the claim;(58)
(ii) a demonstration of irreparable harm; (iii) a showing of the inadequacy of legal remedies; and (iv) a determination that granting the injunction will not disserve the public interest.(59) The first requirement, a showing of likely success on the merits of the claim, will have been satisfied by obtaining the aforementioned declaration of the invalidity of such law.(60) The party seeking a permanent injunction must also establish that it has no adequate remedy at law, for example, money damages. It seems doubtful that the Bondholders (or the Indenture Trustee acting on their behalf) could obtain adequate money damages from the State or its officials.(61) Such party must further show that without permanent injunctive relief, it would suffer irreparable harm. The "irreparable harm" and "inadequate legal remedies" tests are closely related. However, one way to distinguish the two tests is to interpret the "irreparable harm" requirement to mean that the wrongful act be of a continuing nature, as opposed to a one-time denial of rights.(62) It appears to us that any substantial Impairment would, in all likelihood, constitute a transgression of a continuing nature supporting the grant of permanent injunctive relief. For example, the Eleventh Circuit (including the Fifth Circuit prior to the time the Fifth Circuit was subdivided to create the Eleventh Circuit) has acknowledged that a federal court may enjoin state officials from enforcing an unconstitutional statute under certain "unusual" circumstances that require equitable relief. In Let's Help Florida v. McCrary,(63) the Fifth Circuit (at the time that federal courts in Florida were part of the Fifth Circuit) upheld the issuance of an injunction against enforcement of two statutes limiting political contributions because the timing of the next election, which was to be held a few weeks later, meant that the plaintiffs would suffer an irreparable loss of their First Amendment rights if they were barred from making contributions that they were constitutionally permitted to make. Had the court refused to provide equitable relief while awaiting a trial on the

----------
(58) Klay v. United Health Group, Inc., 376 F.3d 1092, 1097 (11th Cir. 2004); Florida Keys Citizen Coalition, Inc. v. United States Army Corps of Engineers (Florida Keys), 374 F.Supp.2d 1116, 1128 (S.D. Fla. 2005).

(59) Beacon Theatres, Inc. v. Westover, 359 U.S. 500, 506-07 (1959); Siegel v. LePore, 234 F.3d 1163, 1176 (11th Cir. 2000).

(60)  A Choice for Women v. Butterworth, 54 F.Supp.2d 1148, 1158 (S.D. Fla.
      1998).

(61) Examples of hurdles to the receipt of such damages might include, but are not limited to, State sovereign immunity to suit in a particular forum, State administrative procedures for filing claims, legislative refusal to appropriate funds to pay a damages award, and the limited funds available to State officials.

(62)  United States v. W.T. Grant Co., 345 U.S. 629, 633 (1953); Siegel, 234
      F.3d at 1176-77.

(63)  61 F.2d 195, 199 (5th Cir. 1980) ("A federal court may enjoin state officials from enforcing an unconstitutional statute. . . . An injunction is proper in this case because no legal remedy could correct the irreparable injury to plaintiffs' first amendment rights, important for an election only weeks away."); but see Cmty. Action Group v. City of Columbus, 473 F.2d 966, 973 (5th Cir. 1973) (The "possible unconstitutionality of a statute 'on its face' does not in itself justify an injunction against good faith attempts to enforce it" absent "any showing of bad faith, harassment, or any other unusual circumstance that would call for equitable relief.") (quoting Younger v. Harris, 401 U.S. 37, 54 (1971)).


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merits, the plaintiffs would have permanently lost their opportunity to affect the outcome of that election through their contributions. The court ruled that such a situation constituted the necessary unusual circumstances that could justify equitable relief. For the reasons stated above, we believe that a substantial Impairment in this case would constitute the unusual circumstances that are required for the grant of permanent injunctive relief from a court sitting in the Eleventh Circuit.

            B.    Preliminary Injunctive Relief

      Whether a preliminary injunction delaying implementation of Legislative Action being challenged under the Federal Contract Clause as a substantial Impairment could be obtained by the Bondholders (or the Indenture Trustee acting on their behalf) pending an adjudication on the merits of such claim will depend on several considerations. As noted in subpart B of this Part II with respect to the availability of permanent injunctive relief, an action challenging such Legislative Action, and therefore an accompanying request for preliminary injunctive relief, could be brought in either a Florida court or a federal court, and Florida law or federal law, respectively, would provide the basis for determining whether such relief should be granted.(64) The following discussion relates to federal law only.

      The function of preliminary injunctive relief is to preserve the latest uncontested status quo prior to the action which is the subject of the legal challenge.(65) The latest uncontested status quo with respect to the Bonds prior to the enactment of the challenged Legislative Action would appear to be the continued effectiveness of the Order and the validity of the Rights and Charges. The factors considered by federal courts in ruling on a request for preliminary injunctive relief are: (i) the party seeking relief must show a substantial likelihood of success on the merits; (ii) such party will suffer a substantial threat of irreparable injury if the preliminary injunction is not granted; (iii) the threatened injury to the plaintiff outweighs the injury the injunction would cause to the defendant; and (iv) the injunction must not be adverse to the public interest.(66) The third part of the test, the balancing of hardships, is often done on a "sliding scale" basis: the showing

----------
(64) Once again, if the case enters federal court via diversity jurisdiction, the federal court may use Florida law in deciding whether to issue an injunction.

(65) University of Texas v. Camenisch, 451 U.S. 390, 395 (1981) ("The purpose of a preliminary injunction is merely to preserve the relative positions of the parties until a trial on the merits can be held."); Alabama v. United States Army Corps of Engineers, 424 F.3d 1117, 1134-35 (11th Cir.
      2005) ("[T]he purpose of a preliminary injunction is `merely to preserve the relative positions of the parties until a trial on the merits can be held.'" (quoting United States v. Lambert, 695 F.2d 536, 539 (11th Cir.
      1983)); United States v. DBB, Inc., 180 F.3d 1277, 1282 n5 (11th Cir.
      1999).

(66)  Schiavo ex rel. Schindler v. Schiavo, 403 F.3d 1223, 1225-26 (11th Cir.
      2005); Siegel, 234 F.3d at 1176.


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of hardship required by a party seeking relief is inversely related to the strength on the merits of such party's claims.(67)

      Assuming that the injunction is not adverse to the public interest, that the Federal Contract Clause claim appears to the court to be meritorious (based on the application of the principles discussed in Part I), and further assuming that the challenged Legislative Action effects a substantial Impairment, the requirement of likelihood of success on the merits should be met. However, decisions in several federal courts have found that a delay in the receipt of payments until final judgment is not the type of "irreparable harm" which a preliminary injunction seeks to prevent, absent countervailing circumstances -- such as the possibility that such delay could result in the insolvency or the destruction of the business of the party seeking the preliminary injunction or could result in the other party's insolvency (thereby rendering a judgment worthless).(68) Notwithstanding these decisions, there are arguments why payment delays on the Bonds should be accepted as "irreparable harm," and why the Bondholders would experience greater harm if preliminary injunctive relief were denied than any other party would suffer if it were granted. For example, if imposition and collection of the Charges, and accordingly payments to the Issuer, were stopped or reduced, the ratings on the Bonds would likely be downgraded, causing a loss of value in the Bonds and possibly causing institutional Bondholders to sell their Bonds at depressed market prices, and Bondholders could experience delays or omissions in the receipt of payments of interest or principal on their Bonds. In addition, any such loss on sale or additional interest due the Bondholders as the result of the payment interruption probably could not be recovered from the likely defendant (the State) in the proceeding on the merits.

      III.  Federal Takings Clause

      A.    Analysis

      The Federal Takings Clause --- "nor shall private property be taken for public use, without just compensation" --- is made applicable to state action via the Fourteenth Amendment. Webb's Fabulous Pharmacies v. Beckwith, 449 U.S. 155, 160 (1980). The Federal Takings Clause covers both tangible and intangible property. Ruckelshaus v. Monsanto Co., 467 U.S.

----------
(67) Texas v. Seatrain International, S.A., 518 F.2d 175, 180 (5th Cir. 1975) ("[the inability to prove with certainty eventual success on the merits] does not foreclose the possibility that temporary restraint may be appropriate. . . . the importance and nature of the requirement can vary significantly, depending upon the magnitude of the injury which would be suffered . . . and the relative balance of the threatened hardship faced by each of the parties. . . . [N]one of the four prerequisites has a fixed quantitative value. Rather, a sliding scale is utilized, which takes into account the intensity of each in a given calculus."); DelMonte Fresh Produce Co. v. Dole Food Co., Inc., 148 F.Supp.2d 1326, 1335 (S.D. Fla.
      2001) ("The standard is not rigidly applied by assigning a fixed quantitative value to each of the four factors. Rather, the court must use a flexible scale which balances each consideration and arrives at the most equitable result given the particular circumstances").

(68)  See, e.g., Centurion Reinsurance Co. v. Singer, 810 F.2d 140 (7th Cir.
      1987); Roland Mach. Co. v. Dresser Indus., Inc., 749 F.2d 380, 386 and n.1 (7th Cir. 1984).


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986, 1003(69). Rights under contracts can be property for purposes of the
Federal Takings Clause. Lynch v. United States, 292 U.S. 571, 577 (1934), but legislation that "disregards or destroys" contract rights does not always constitute a taking. Connolly v. Pension Benefit Guaranty Corporation, 475 U.S. 211 (1986) at 224. Where intangible property is at issue, state law will determine whether a property right exists. If a court determines that an intangible asset is property, a court will next look to whether the owner of the property interest had a "reasonable investment-backed expectation" that the property right would be protected.(70)

      The United States Supreme Court has suggested that the Federal Takings Clause may be implicated by a diverse range of government actions, including when the government (a) permanently appropriates or denies all economically productive use of property(71); (b) destroys property other than in response to emergency conditions(72); or (c) reduces, alters or impairs the

----------
(69) The Monsanto case involved a federal law requiring disclosure of certain data related to Monsanto products. The Supreme Court was asked to determine whether Monsanto had a property interest in this information as a trade secret and whether that property interest was protected under the Takings Clause. One focus of the Supreme Court's analysis was whether Monsanto had a reasonable investment-backed expectation in the privacy of this property. The Court concluded that at most times prior to the enactment of the law and at all times after the enactment of the law, Monsanto did not have and would not have a reasonable expectation that its information would be kept private. However, the Court noted for a six year period from 1972 to 1978, federal law had provided that an entity submitting information to the government could designate such information as a trade secret and that federal law guaranteed such information would be kept a secret. Accordingly, the Court concluded that with respect to such information designated as a trade secret from 1972 to 1978, Monsanto had a property interest that was protected by the Takings Clause.

(70) Rotunda and Nowack, Treatise on Constitutional Law: Substance and Procedure, 3d Edition (1999), Volume 2 page 702.

(71) Connolly v. Pension Benefit Guaranty Corporation, 475 U.S. at 225 (noting that in that case the government did not "permanently appropriate" any of the employer's assets for its own use); Palazzolo v. Rhode Island, 533 U.S. 606, 607 ("regulation which `denies all economically beneficial or productive use of land' will require compensation under the Takings Clause") (citing Lucas v. South Carolina Coastal Council, 505 U.S. 1003, 1015 (1992), which notes that for personal property, however, some regulations that limit use of personal property may not be compensable takings given the state's "traditionally high degree of economic control over commercial dealings"; U.S. v. Security Industrial Bank, 459 U.S. 70, 77 (1982), citing Armstrong v. U.S., 364 U.S. 40, 48 (1960) ("The total destruction by the Government of all values of these liens, which constitute compensable property, has every possible element of a Fifth Amendment `taking' and is not a mere `consequential incidence' of a valid regulatory measure"); See also Lingle v. Chevron USA, 544 U.S. 528, 538
      (2005) (noting that regulatory action will be deemed a per se taking of property if it requires an owner to suffer a "permanent" physical invasion of property or completely deprives the owner of all economically beneficial use of such property). The Supreme Court has also held that legislation that terminates a property interest can be considered a taking for which compensation is due. Hodel v. Irving, 481 U.S. 704 (federal law escheating certain fractional interests in tribal property to an Indian tribe was a compensable taking). See also Rotunda and Nowack, Volume 2, 746.

(72) The emergency exception to the just compensation requirement of the Federal Takings Clause appears in several Supreme Court decisions. See generally Rotunda and Novack Volume 2 at 738. Several of these decisions involve the government's activities during military hostilities. See for example, United States v.


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value of property so as to unduly interfere with reasonable investment-backed expectations.(73) In determining what is an undue interference, a court would consider the nature of the governmental action and weigh the public purpose served thereby against the degree to which it interferes with legitimate property interests and distinct investment-backed expectations of the Bondholders.

      There is no general rule as to what constitutes a taking, particularly in circumstances where no physical taking of property is involved. In Lingle v. Chevron USA, 544 U.S. 528 (2005), the Supreme Court identified two categories where regulatory action constitutes per se takings - regulations that involve a permanent physical invasion of property and regulations that deprive the owner of all economically beneficial use of the property - plus a third category of other regulatory takings. In cases in this third category, the Supreme Court has eschewed any set formula and has relied instead on ad hoc, factual inquiries into the circumstances of each particular case. Connolly v. Pension Benefit Guaranty Corp., 475 U.S. 211, 224 (1986); Penn Central Transportation Co. v. New York, 438 U.S. 104, 124 (1978). According to the Connolly decision, a regulation constitutes a taking if it denies a property owner "economically viable use" of that property, which is determined by three factors: (i) the character of the governmental action; (ii) the economic impact of the regulation on the claimant; and (iii) the extent to which the regulation has interfered with distinct investment-backed expectations. Penn Central, 438 U.S. at 124.

----------
      Caltex, Inc., 344 U.S. 149 (1952), rehearing denied 344 U.S. 919 (1953)
      (no compensable taking when Army destroys property to prevent enemy forces from obtaining it); United States v. Central Eureka Mining Co., 357 U.S. 155 (1958), rehearing denied 358 U.S. 858 (1958)(no compensable taking when government forces gold mines to cease operations to conserve resources for war effort); National Board of Young Men's Christian Associations v. United States, 395 U.S. 85 (1969) (no compensable taking where private property destroyed when US troops take shelter there). Compare United States v. Pewee Coal Co., 341 U.S. 114 (1951)(compensable taking when occupation is physical rather than regulatory, emergency notwithstanding). The emergency exception is not limited to wartime activities, however. See for example Miller v. Schoene, 276 U.S. 272
      (1928)(no compensable taking where trees destroyed to prevent disease from spreading to other trees); Dames & Moore v. Regan, 453 U.S. 654 (1981) (no compensable taking resulting from executive order nullifying attachments on Iranian assets and permitting those assets to be transferred out of the country). The emergency exception is not limited to the physical destruction of property by the government, see Central Eureka Mining, 357 U.S. at 168, but the Supreme Court has suggested it does not apply to physical occupation of property, see Pewee, 341 U.S. at 116-17, or permanent appropriation, see Lingle, 544 U.S. at 538, both of which constitute a per se taking. Moreover, we believe that a permanent appropriation of property by the government would be generally inconsistent with the concept of an "emergency". See Central Eureka, 357 U.S. at 168 (describing wartime restrictions as "temporary in character")..

(73) Connolly v. Pension Benefit Guaranty Corporation, 475 U.S. at 225 (nothing that one point of Federal Takings Clause analysis is "the extent to which the regulation has interfered with distinct investment-backed expectations")) (citing Penn Central Transportation Co., 438 U.S. at 124); United States v. Central Eureka Mining Co., 357 U.S. 155 (1958), rehearing denied 358 U.S. 858 (1958) (no compensable taking when government forces gold mines to cease operations to conserve resources for war effort).


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      The first factor described above requires the court to examine "the purpose and importance of the public interest reflected in the regulatory imposition" and "to balance the liberty interest of the private property owner against the Government's need to protect the public interest through imposition of the restraint." Loveladies Harbor, Inc v. U.S., 28 F.3d 1171, 1176 (Fed. Cir.
1994); see Keystone Bituminous Coal Ass'n v. DeBenedictis, 480 U.S. 470 (1987).

      The second factor described above incorporates the principle enunciated by Justice Holmes: "Government hardly could go on if to some extent values incident to property could not be diminished without paying for every such change in the general law." Penn Coal Co. v. Mahon, 260 U.S. 393 (1922); Loveladies, 28 F. 3d at 1176-77. "Not every destruction of injury to property by governmental action has been held to be a `taking' in the constitutional sense"; Armstrong v. U.S., 364 U.S. 40, 48 (1960). Diminution in property value alone, thus, does not constitute a taking; there must be serious economic harm.

      The third factor described above is "a way of limiting recovery under the Federal Takings Clause to owners who could demonstrate that they bought their property in reliance on a state of affairs that did not include the challenged regulatory regime." Loveladies, 28 F. 3d at 1177. The burden of showing such interference is a heavy one. Keystone, 480 U.S. at 493. Thus, a reasonable investment-backed expectation "must be more than a `unilateral expectation or an abstract need." Monsanto, 467 U.S. at 1005. Further, "[l]egislation adjusting rights and burdens is not unlawful solely because it upsets otherwise settled expectations." Usery v. Turner Elkhorn Mining Co., 428 U.S. 1 (1976). "[T]he fact that legislation disregards or destroys existing contractual rights does not always transform the regulation into an illegal taking....This is not to say that contractual rights are never property rights or that the Government may always take them for its own benefit without compensation." Connolly, 475 U.S. at 223-24. In order to sustain a claim under the Federal Takings Clause, the private party must show that it had a "reasonable expectation" at the time the contract was entered that it "would proceed without possible hindrance" arising from changes in government policy. Chang v. U.S., 859 F. 2d 893 (Fed Cir. 1988). With respect to this third factor, we note that the Act expressly provides for the creation of Storm-Recovery Property upon issuance of the Order and transfer of such property to the Issuer in connection with the issuance of the Bonds, and further provides that the Order, once final, is irrevocable. Moreover, through the State Pledge, the State has pledged, "for the benefit [and protection] of financing parties" not to impair the value of such Storm-Recovery Property. Given the foregoing, we believe it would be hard to dispute that Bondholders have reasonable investment expectations with respect to their investments in the Bonds.

      We are not aware of any case law which addresses the applicability of the Federal Takings Clause in the context of the proper exercise by a state of its police power to abrogate or impair contracts otherwise binding on the state. The outcome of any claim that interference by the State with the value of the Storm-Recovery Property without compensation is unconstitutional, would likely depend on factors such as the state interest furthered by that interference and the extent of financial loss to Bondholders caused by that interference, as well


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as the extent to which courts would consider that Bondholders had a reasonable expectation that changes in government policy and regulation would not interfere with their investment.

      B.    Conclusion

      Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this letter, that, under the Federal Takings Clause, a reviewing court would hold that the State would be required to pay just compensation to Bondholders if the State's repeal or amendment of the Act or taking of any other action in contravention of the State Pledge (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the Storm-Recovery Property or denied all economically productive use of the Storm-Recovery Property; (b) destroyed the Storm-Recovery Property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the Storm-Recovery Property so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investments in the Bonds. As noted earlier, in determining what is an undue interference, a court would consider the nature of the governmental action and weigh the public purpose served thereby against the degree to which it interferes with the legitimate property interests and distinct investment-backed expectations of the Bondholders. There can be no assurance, however, that any such award of just compensation would be sufficient to pay the full amount of principal of and interest on the Bonds.(74)

                                    * * * * *

      This letter is limited to the federal laws of the United States of America. We note that judicial analysis of issues relating to the Federal Contract Clause, and the retroactive effect to be given to judicial decisions has typically proceeded on a case-by-case basis and that the court's determination, in most instances, is usually strongly influenced by the facts and circumstances of the particular case. We further note that there are no reported controlling judicial precedents of which we are aware directly on point. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances. Moreover, the application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court which is asked to apply them. We cannot predict the facts and circumstances which will be present in the future and may be relevant to the exercise of such discretion. The foregoing opinions are based upon our evaluation of existing judicial decisions and arguments related to the factual circumstances likely to exist at the time of a Federal Contract Clause or Federal Takings Clause challenge to a Legislative Action; such

----------

(74) We express no opinion as to whether any court would have or exercise jurisdiction to hear such a Federal Taking Clause challenge, when such a challenge would be ripe, or whether the State would be entitled to assert sovereign immunity in a particular forum. As to the question of sovereign immunity, to the extent that there is a taking without just compensation and just compensation is unavailable through state or federal procedures, Bondholders (or the Indenture Trustee on their behalf) or the Issuer could seek to enjoin enforcement of the state action by suing individual officers under Ex Parte Young, 42 U.S.C. 123 (1908) and 42 U.S.C. ss.1983.


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precedents and such circumstances could change materially from those discussed below in this letter. Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions which we believe current judicial precedent supports. None of the foregoing opinions is intended to be a guaranty as to what a particular court would actually hold; rather each such opinion is only an expression as to the decision a court ought to reach if the issue were properly prepared and presented to it and the court followed what we believe to be the applicable legal principles under existing judicial precedent. The recipients of this letter should take these considerations into account in analyzing the risks associated with the subject transaction.

      This letter is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations of the Securities and Exchange Commission. As noted above, this opinion is based on existing law in effect as of the date hereof, and we assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions or statements expressed above, including any changes in applicable law which may hereafter occur.

                                                     Very truly yours,

                                                           /s/ SIDLEY AUSTIN LLP
                                                           ---------------------
                                                               Sidley Austin LLP

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                                   SCHEDULE A


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Florida Power & Light Company
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